September 12, 2014

Columbus McKinnon Corporation
140 John James Audubon Parkway
Amherst, NY 14228

Attention: Rick Fleming, Chairman of the Governance Committee

Dear Rick:

This is to advise you that I have decided to retire from the CMCO board, with immediate effect. My resignation is solely for personal reasons. I have thoroughly enjoyed my time on the board, both because of the intellectual stimulation and because of all of the delightful people!

Thank you for your support during the past 3 plus years.

Stephanie Kushner
CFO Broadwind Energy

Cc: Alan Korman
Tim Tevins
Ernie Verebelyi